EXHIBIT 16.1

January 27, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Avatar Ventures Corp.

Dear Sirs/Madams:

We have read Item 4.01 of the Current Report on Form 8-K dated January 27, 2014 of Avatar Ventures Corp., and we agree with the statements made therein concerning our firm.

Very truly yours,

/s/ Madsen & Associates CPA’s, Inc.